AGREEMENT TO CONVERT NOTE

      This Agreement to Convert Note ("Agreement") is made as of May __, 2005 by and between Excalibur Industries, Inc., a Delaware corporation (the "Company"), with its principal office at 12060 FM 3083, Conroe, Texas 77301, and ___________________________ (the "Investor").

                                 R E C I T A L S

      A. On ___________________ (the "Investment Date"), the Investor loaned $______________ to the Company, such loan being evidenced by a ___ percent (__%) promissory note dated _____________ in the original principal amount of ________________________ ($__________) (the "Note"). The accrued interest on the
Note as of June 30, 2005 will be $----------.

      B.    The Company has defaulted on repayment of the Note.

      C.    The Note is  subordinate  in  payment  to  various  notes  issued to
Stillwater National Bank Stillwater National Bank & Trust Company, a national banking association (collectively, the "Bank Notes") made by Excalibur Holdings, Inc., a Texas corporation and wholly-owned subsidiary of the Company ("Holdings"), and guaranteed by the Company.

      D.    The   Company  and   Holdings   desire  to  enter  into  a  plan  of
reorganization with the Bank in order to restructure the Bank Notes (the "Plan"). The principal terms of the proposed Plan are attached hereto as Exhibit
A. A reorganization that occurs on terms that do not materially differ from the Plan shall be referred to as a "Reorganization."

      E. The Company and the Investor desire that, in connection with and subject to the condition that the Company, Holdings, and the Bank enter into the Plan and close a Reorganization, the principal and interest due under the Note be converted into shares of the Company's common stock, par value $0.001 per share ("Common Stock") and resolve other matters under the terms and conditions set forth herein.

                                A G R E E M E N T

      It is agreed as follows:

      1.    CONVERSION OF NOTE.

            1.1 Conversion of Note. Upon the closing of a Reorganization pursuant to the Plan, the Company shall convert the entire outstanding principal amount of the Note plus accrued and unpaid interest thereon into a number of shares of Common Stock (the "Conversion Shares") equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of this Note plus the accrued and unpaid interest thereon being converted by $1.00 per share (the "Conversion Price").


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

            1.2 Escrow and Surrender of Note. Concurrently with the execution of this Agreement, Investor shall place the original Note in escrow with the Company's counsel. Upon the closing of a Reorganization, the Company shall deliver the certificates representing the Conversion Shares to each Investor. Upon delivery of the certificate(s) representing the Conversion Shares, the original Note shall be released from escrow to the Company.

            1.3 Conversion Conditioned on Reorganization; Termination. The conversion set forth herein shall occur if, and only if, there is a closing of a Reorganization pursuant to the Plan. In the event that a closing of a Reorganization pursuant to the Plan does not occur on or before September 30, 2005, this Agreement shall terminate, the Company's counsel shall return the original Note to the Investor, and no conversion pursuant to this Agreement shall occur.

      2.    COVENANTS.

            2.1 No Adjustments. It is anticipated that the Company may combine, by way of reverse stock split, the outstanding shares of Common Stock into a smaller number of shares. It is hereby understood that the Conversion Price set forth in Section 1.1 SHALL NOT be adjusted if the Company, at any time while this Agreement is in effect, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Maker.

            2.2 Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the market value of such fraction of shares of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Investor shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

            2.3 Taxes. The issuance of certificates for shares of the Common Stock on conversion of the principal amount and interest outstanding under this Note shall be made without charge to the Payee for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

            2.4 Holding Period. The Company agrees and stipulates that, for purposes of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), the Conversion Shares are deemed to have been acquired by the Investor on the Investment Date, pursuant to Rule 144(d)(3)(ii) of the Securities Act.


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

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

            3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

            3.2 Validity of Transactions. This Agreement, and each document executed and delivered by the Company in connection with the transactions contemplated by this Agreement, including this Agreement, have been duly authorized, executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

            3.3 Valid Issuance of Conversion Shares. The Conversion Shares, when issued and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable federal and state securities laws, will be free of all other liens and adverse claims.

            3.4 No Violation. The execution, delivery and performance of this Agreement has been duly authorized by the Company's Board of Directors and will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound. No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement.

            3.5   SEC Reports and Financial Statements.

                  3.5.1 The  Company  has  delivered  or made  available  to the
            Investor accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC since April 5, 2002 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "SEC Reports"). All statements, reports, schedules, forms and other


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

            documents required to have been filed by the Company with the SEC have been so filed on a timely basis, except as indicated in such SEC Reports. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"); and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  3.5.2 Except  for  the pro  forma  financial  statements,  the consolidated financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

            3.6 Securities Law Compliance. The offer, issue, sale and delivery of the Conversion Shares will constitute an exempted transaction under the Securities Act, and registration of the any of the Conversion Shares under the Securities Act is not required. The Company shall make such filings as may be necessary to comply with the Federal securities laws and the Blue Sky laws of any state, which filings will be made in a timely manner.

            3.7 Resales Under Rule 144. With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Investor to sell Conversion Shares to the public without registration, the Company will do all of the following:

                  3.7.1 use its commercial  best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

                  3.7.2 take  such  action,   including   compliance   with  the
            reporting requirements of section 13 or 15(d) of the 1934 Act, as is necessary to enable the Investor to utilize Rule 144;


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

                  3.7.3 file with the SEC in a timely  manner  all  reports  and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  3.7.4 furnish to the  Investor,  so long as the Investor  owns any Conversion Shares, forthwith upon written request:

                        (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements);

                        (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company;

                        (3) an opinion of the Company's counsel that the Conversion Shares may be resold in the absence of an effective registration thereof under the Securities Act pursuant to Rule 144; and

                        (4) such other documents as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such Conversion Shares without registration or pursuant to such form.

      4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

      The Investor hereby represents, warrants and covenants with the Company as follows:

            4.1 Legal Power. The Investor has the requisite power and is authorized to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

            4.2 Due Execution. This Agreement has been duly authorized, executed and delivered by the Investor, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Investor.

            4.3   Restricted Securities.

                  4.3.1 The Investor has been advised that the Conversion Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges that the Conversion Shares may be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Conversion Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.


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

                  4.3.2 The  Investor  understands  and  acknowledges  that  the
            Conversion Shares, when issued, may bear the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

      5.    MISCELLANEOUS.

            5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

            5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

            5.3 Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

            5.4 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            5.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.


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

            5.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

            If to the Company:    Excalibur Industries,  Inc.
                                  12060 FM 3083
                                  Conroe, Texas 77301
                                  Attention: Matthew C. Flemming,
                                             Chief Financial Officer

            If to the Investor:   ______________________
                                  ______________________
                                  ______________________

            5.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                            INVESTOR

                                            -------------------------



                                            By:
                                              ----------------------------------

                                            COMPANY

                                            EXCALIBUR INDUSTRIES, INC.


                                            By:
                                              ----------------------------------
                                              Matthew C. Flemming,
                                              Chief Financial Officer

                                    EXHIBIT A

                         PROPOSED PLAN OF REORGANIZATION